UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2008

Phantom Fiber Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15627 (Commission File Number)	042451506 (I.R.S. Employer Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
(Address of principal executive offices) (zip code)

(416) 703-4007
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 21, 2008, Phantom Fiber Corporation and its subsidiaries (collectively the “Company”) received a notice of default (the “VP Notice”) from Victory Park Credit Opportunities Master Fund, Ltd. (“Victory Park”) with respect to a Forbearance Agreement (the “Agreement”) dated May 31, 2008 entered into by the Company and Victory Park. The VP Notice sets forth certain alleged events of default by the Company under the Agreement, including, without limitation, the failure by the Company to make certain installment payments of cash due under the terms of the Agreement.

The Company has been unable to generate sufficient additional cash from operations or through debt or equity financing to satisfy its cash obligations and has also been unable to amend the terms of the Agreement with Victory Park; as such, management believes the Company could no longer continue as a going concern. Excluding Jeffrey T. Halloran, Chief Executive Officer, President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors of the Company, the Company terminated employment arrangements with all its employees on November 21, 2008.

A copy of the VP Notice is attached to this Current Report on Form 8-K as Exhibits 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the VP Notice is not intended to be complete and is qualified in its entirety by the complete text of the VP Notice. The VP Notice is filed in this Form 8-K to provide information regarding its alleged events of default by the Company under the Agreement and is not intended to provide any other factual information about the Company.

Item 5.02	Departure of Directors or Principal Officers

On November 21, 2008, Mr. Dennis Logan informed the Company of his resignation from the Company’s Board of Directors, effective immediately. Mr. Logan served as Chairman of the Audit Committee of the Company’s Board of Directors.

On November 21, 2008, Mr. Stephen Gesner informed the Company of his resignation from the Company’s Board of Directors, effective immediately. Mr. Gesner served on the Audit Committee of the Company’s Board of Directors.

On November 21, 2008, Mr. Shimon Constante informed the Company of his resignation from the Company’s Board of Directors, effective immediately. Mr. Constante served on the Compensation Committee of the Company’s Board of Directors.

On November 23, 2008, Mr. Konstantine (Gus) Lucas informed the Company of his resignation from the Company’s Board of Directors, effective immediately. Mr. Lucas served as Chairman of the Compensation Committee of the Company’s Board of Directors.

On November 21, 2008, the Company terminated employment arrangements with Mr. Herbert C. Sears, Chief Technology Officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

Exhibit 10.1	Notice of Default, dated November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Fiber Corporation

Dated: November 25, 2008	By: /s/ Jeff Halloran
Name: Jeffrey Halloran
Title: President, Chief Executive Officer, and Director